Exhibit 10.15(a)

AMENDMENT TO AMENDMENT NO. 13 TO
FOUR CORNERS PROJECT CO-TENANCY AGREEMENT
This Amendment to Amendment No. 13 to the Four Corners Project Co-Tenancy Agreement (this “Amendment”) is dated as July 1. 2024 (the “Effective Date”), and entered into by and between Arizona Public Service Company, an Arizona corporation (“Arizona”), Public Service Company of New Mexico, a New Mexico corporation (“New Mexico”), Salt River Project Agricultural Improvement and Power District, an agricultural improvement district, organized and existing under the laws of the State of Arizona (“Salt River Project”), Tucson Electric Power Company, an Arizona corporation (“Tucson”), and Navajo Transitional Energy Company, LLC, a limited liability company wholly owned by the Navajo Nation (“NTEC”). Arizona, New Mexico, Salt River Project, Tucson and NTEC may be referred to herein collectively as the “Parties,” or individually as a “Party.”
RECITALS
A.Reference is made to that certain Four Corners Project Co-Tenancy Agreement, by and between the Parties (or their respective predecessors in interest), originally executed as of July 19, 1966, as amended from time to time in accordance with its terms (the “Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Agreement.
B.The Agreement was previously amended by that certain Amendment No. 13 dated as of June 25, 2021 (the “Prior Amendment”).
C.Contemporaneously to executing this Amendment, the Parties will execute: (i) Amendment to Amendment No. 21 to the Four Corners Project Operating Agreement, by and between the Parties (or their respective predecessors in interest), originally executed as of March 1, 1968, as amended from time to time in accordance with its terms; and (ii) the Amended and Restated Four Corners 2024 Coal Supply Agreement, by and between the Parties (or their respective predecessors in interest), effective as of July 1, 2024, as amended from time to time in accordance with its terms.
D.This Amendment (i) revises the Prior Amendment to account for the termination of that certain Purchase and Sale Agreement between New Mexico and NTEC, dated as of November 1, 2020 (the “New Mexico – NTEC PSA”) and remove the closing of the New Mexico – NTEC PSA as a condition subsequent to the effectiveness of the Prior Amendment and the termination of or failure to close the New Mexico – NTEC PSA as a “Condition Subsequent Event” (as defined in the Prior Amendment) and (ii) corrects a scrivener’s error in the Agreement.
AMENDMENT
As of the Effective Date, the Parties hereby agree as follows:
1.Amended Provisions. The Prior Amendment is amended as follows:

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a.Recital C is amended in its entirety to say “This Amendment addresses, among other things, a seasonal shut down period for the Four Corners Project.”
b.Recital E is deleted in its entirety.
c.Article I, Section 2 (b) is hereby amended by replacing “July 30, 2021” with “January 1, 2025”.
d.Article I, Section 3 is hereby deleted in its entirety.
e.Article II, Section 2 is amended to delete the last sentence of the first paragraph of Section 2.5.
f.Article II, Section 3 is deleted in its entirety.
g.Article II, Section 4 is amended by deleting the inclusion of a new 4.2 in its entirety.
h.Article II, Section 6 is amended by replacing the semicolon at the end of the paragraph with a period.
i.Article II, Section 8 is deleted in its entirety.
j.Article II, Section 9 is deleted in its entirety.
k.Article II, Section 10 is deleted in its entirety.
l.Article II, Section 14 is deleted in its entirety.
m.Article II, Section 15 is deleted in its entirety.
n.Article II, Section 16 is deleted in its entirety.
o.Article II, Section 18 is deleted in its entirety.
p.Article II, Section 19 is deleted in its entirety.
q.Article II, Section 21 is deleted in its entirety.
r.Article II, Section 22 is deleted in its entirety.
s.Article II, Section 23 is amended to delete 7.7A.6 in its entirety.
t.Article II, Section 25 is deleted in its entirety.
u.Article II, Section 28 is deleted in its entirety.
v.Article II, Section 31 is amended to delete the new first paragraph in Section 8.1.7.
Article II, Section 34 is amended by replacing “2016 Four Corners Coal Supply Agreement, as amended and including the 2025 Four Corners Coal Supply Agreement” with “Amended and Restated Four Corners 2024 Coal Supply Agreement”.

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w.Article II, Section 35 is deleted in its entirety.
x.Article II, Section 41 is deleted in its entirety.
y.Article II, Section 42 and Exhibit A related thereto are deleted in their entirety.
z.Article II, Section 43 and Exhibit B related thereto are deleted in their entirety.
2.Amendment to Agreement. Section 6.2(a)(10) of the Agreement is hereby amended by deleting the section reference and replacing it with “Section 6.2(a)10”, to fix a scrivener’s error.
3.Conditions Precedent.
a.It shall be a condition precedent to Sections 1 and 2 of this Amendment (the “Amended Provisions”) being effective, binding, and in force that the Approval Date shall have occurred. “Approval Date” means the date on which Arizona shall have obtained final orders no longer subject to appeal from the Federal Energy Regulatory Commission (“FERC”) providing the necessary section 205 approvals, in form and substance reasonably satisfactory to Arizona, and without materially adverse condition or modifications to this Amendment or any qualification in such orders that are not reasonably acceptable to each of the Parties (the “Regulatory Approvals”), required for the performance of the Parties’ respective obligations under the Amendment and the Prior Amendment. Until the Approval Date, the Amended Provisions shall have no force or effect, and the Parties shall remain bound by all obligations under the Prior Amendment as it exists prior to the terms provided for in the Amended Provisions.
b.Arizona shall use commercially reasonable efforts to file the application for Regulatory Approvals no later than January 1, 2025, unless a later date is mutually agreed to by the Parties, such agreement not to be unreasonably withheld. Arizona shall use commercially reasonable efforts to: (i) diligently prosecute all applications, including, for the avoidance of doubt, through the prosecution of appeals or refiling amended or modified applications as may be necessary and after reasonably consulting with each of the Parties; (ii) coordinate with the other Parties; and (iii) afford the other Parties the opportunity to review all filings, including without limitation any appeals or amended or modified filings in response to any decision or order of FERC. The other Parties will use commercially reasonable efforts to support the application filings of Arizona and all Parties shall otherwise cooperate with each other with respect to causing the occurrence of the Approval Date. Each Party will provide the other Parties with copies of all material written communications from FERC or other governmental authorities relating to the approval or disapproval of the transactions contemplated by this Agreement.
4.Ratification. Except as modified herein, the Agreement (including the Prior Amendment) shall continue in full force and effect, and the Parties hereby ratify and confirm the Agreement as hereby amended upon the terms and conditions specified in this Amendment.
Counterparts; Electronic Transmission. This Amendment may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one agreement. The execution and delivery of this Amendment by any

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Party may be evidenced by electronic transmission (including scanned documents delivered by email), which shall be binding upon all Parties.

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5.Amendment. Neither this Amendment, nor any of the provisions hereof can be amended, supplemented, changed, waived, discharged or terminated, except by an instrument in writing signed by the Party against whom enforcement of any such amendment, supplement, change, waiver, discharge or termination is sought.
6.Severability. If any clause or provision of this Amendment is illegal, invalid or unenforceable under any present or future Law, the remainder of this Amendment will not be affected thereby. It is the intention of the Parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provisions as is possible to make such provision legal, valid and enforceable.
7.Binding Effect; Successors. This Amendment shall be binding upon the respective Parties and their heirs, executors, successors and assigns.
8.Conflicts. In the event of a conflict between the terms and provisions of this Amendment and the Prior Amendment, or between the terms and provisions of this Amendment and the Agreement, this Amendment shall control.
9.Authority. Each Party represents and warrants that it has taken all necessary company action to authorize the execution, delivery and performance of this Amendment and has adequate power, authority and legal right to enter into, execute, deliver and perform this Amendment. Subject to its terms, this Amendment is legal, valid, binding and enforceable.
10.Interpretation. Except for Section 2 of this Amendment, the Parties intend for this Amendment to constitute an amendment solely to the Prior Amendment in order to complete the date-related and technical revisions set forth herein and does not constitute a separate sequential Amendment to the Agreement. The continuing effectiveness of this Amendment shall depend on the continuing effectiveness of the Prior Amendment, and any expiration, cessation of effectiveness, or other termination of the Prior Amendment will cause the automatic and simultaneous termination of this Amendment.
(Remainder of Page Intentionally Left Blank)

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

PUBLIC SERVICE COMPANY OF NEW MEXICO

By: /s/ Michael Mertz
Name:    Michael Mertz
Title: SVP Operations
[Signature Page to Amendment to Amendment No. 13 to Four Corners Project Co-Tenancy
Agreement]

SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT

By: /s/ John Coggins
Name:    John Coggins
Title: Associate General Manager & Chief Power
System Executive
[Signature Page to Amendment to Amendment No. 13 to Four Corners Project Co-Tenancy Agreement]

ARIZONA PUBLIC SERVICE COMPANY

By: /s/ John R. Lucas
Name: John R. Lucas
Title: VP New Generation
[Signature Page to Amendment to Amendment No. 13 to Four Corners Project Co-Tenancy Agreement]

TUCSON ELECTRIC POWER COMPANY

By: /s/ Erik Bakken
Name: Erik Bakken
Title: Sr. Vice President, Energy Resources & CSO
[Signature Page to Amendment to Amendment No. 13 to Four Corners Project Co-Tenancy Agreement]

NAVAJO TRANSITIONAL ENERGY COMPANY, LLC

By: /s/ LaVern K. Lund
Name: LaVern K. Lund
Title: Chief Executive Officer
[Signature Page to Amendment to Amendment No. 13 to Four Corners Project Co-Tenancy Agreement]